Exhibit 99.1

Centessa Pharmaceuticals Announces CEO Transition as Company Advances Strategy to Extend Orexin Leadership into Multiple Neuroscience Indications

Mario Alberto Accardi PhD, President and founder of Centessa’s Orexin Program, appointed Chief Executive Officer and member of the Board of Directors

BOSTON and LONDON, December 11, 2025 – Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company, today announced that its Board of Directors has appointed Mario Alberto Accardi PhD, President and founder of Centessa’s Orexin Program, as Chief Executive Officer (CEO) and member of the Board, effective January 1, 2026. Dr. Accardi will succeed Saurabh Saha MD PhD, who will step down from his position as CEO and a member of the Board, effective January 1, 2026. Dr. Saha will be appointed advisor to the CEO.

“This leadership transition underscores Centessa’s strategic evolution from an R&D driven start-up with a diversified early-stage pipeline to an organization focused on advancing a pure-play orexin portfolio positioned at the forefront of this rapidly emerging therapeutic class,” said Francesco De Rubertis PhD, Chair of Centessa’s Board. “This strategic focus has enabled a robust pipeline of potential best-in-class OX2R agonists for a broad range of neurological, neurodegenerative and neuropsychiatric disorders, as well as earlier-stage efforts targeting differentiated orexin pharmacology. As Centessa advances its pipeline into multiple neuroscience indications with significant milestones planned for 2026, the Board is committed to ensuring the Company has the specialized leadership needed to unlock its full potential. In close alignment with Saurabh, we determined that Mario is best positioned to lead the Company into this next chapter, bringing a deep understanding of orexin biology and a long-standing vision that underpins our strategy. The Board thanks Saurabh for his outstanding and vital contributions in building Centessa’s strong foundation. His leadership in guiding the Company from its inception through critical development milestones, shaping strategic portfolio priorities, and assembling a top-tier neuroscience team has enabled Centessa to concentrate its resources on orexin therapeutics, one of the most promising areas in neuroscience.”

“Leading Centessa from start-up through its transformation to an orexin-focused company has been a privilege,” said Dr. Saha. “Together, we built what we believe is a world class organization with an industry leading orexin franchise. With Centessa well-positioned for its next chapter, I believe now is the appropriate time for a transition in leadership. Along with the Board, I am confident that Mario, the principal architect of our OX2R agonist program, is the right leader to further advance Centessa’s pipeline and strategy, and I look forward to working with him to ensure a smooth transition.”

“OX2R agonists represent one of the most compelling growth opportunities in neuroscience, and Centessa’s leading orexin franchise is well-positioned to capitalize on this potential,” said Dr. Accardi. “ORX750, our most advanced OX2R agonist, has already demonstrated a potential best-in-class profile for narcolepsy and idiopathic hypersomnia, with a registrational program expected to initiate in Q1 2026. In parallel, we are advancing additional, novel OX2R agonists, including ORX142 and ORX489, targeting neurodegenerative and neuropsychiatric indications with key milestones expected in 2026. I’m thrilled to step into the CEO role and join Centessa’s Board at this exciting time. Together with the team, I look forward to advancing our multi-asset orexin strategy aimed at extending our orexin leadership beyond the rare hypersomnias and into multiple high-value neuroscience indications and unlocking the full potential of our pipeline for patients and all our stakeholders.”

As President of Centessa’s Orexin Program, Dr. Accardi has been responsible for leading the advancement of the orexin pipeline, which has become the full focus of the Company. Prior to Centessa, he was founder and CEO of Orexia Therapeutics, a neuroscience company harnessing advanced structural biology technologies to discover and develop orexin agonists for narcolepsy and other sleep-wake disorders. At Orexia, he successfully raised a €40M Series A, established multiple strategic partnerships, and led the company through its successful acquisition by Centessa in 2021. Dr. Accardi holds a Postgraduate in Genomic Medicine, a PhD in Biomedical Engineering and a First-Class Honours MEng Degree in Mechanical Engineering from Imperial College London.

About Centessa’s Orexin Receptor 2 (OX2R) Agonist Program

Orexin is a neuropeptide that regulates the sleep-wake cycle, leading to arousal and promoting wakefulness. Targeting the orexin pathway with novel OX2R agonists represents a potential promising approach to address excessive daytime sleepiness (EDS), impaired attention, cognitive deficits and fatigue associated with a broad range of neurological, neurodegenerative and neuropsychiatric disorders. Centessa is developing a pipeline of potential best-in-class OX2R agonists, including ORX750 for the treatment of sleep-wake disorders including narcolepsy type 1 (NT1), narcolepsy type 2 (NT2) and idiopathic hypersomnia (IH), and ORX142 and ORX489 for the treatment of select neurological, neurodegenerative and neuropsychiatric disorders. ORX750 is being evaluated in the Phase 2a CRYSTAL-1 study. Information about the trial can also be found at ClinicalTrials.gov (NCT06752668 and NCT07096674). ORX750, ORX142 and ORX489 are investigational candidates and have not been approved by the FDA or any other regulatory authority.

About Centessa Pharmaceuticals

Centessa Pharmaceuticals, plc is a clinical-stage pharmaceutical company with a mission to discover, develop and ultimately deliver medicines that are transformational for patients. We are pioneering a new class of potential therapies within our OX2R agonist program for the treatment of EDS, impaired attention, cognitive deficits and fatigue across neurological, neurodegenerative and neuropsychiatric disorders. For more information, visit www.centessa.com, which does not form part of this release.

Forward Looking Statements

This press release contains forward-looking statements. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “aim,” “seek,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to the Company’s ability to discover and develop transformational medicines for patients; its expectations for executing on the Company’s pipeline; its expectations on its anticipated cash runway; the timing of commencement of new studies or clinical trials or clinical and preclinical data related to ORX750, ORX142, ORX489 and other OX2R agonist molecules; its ability to identify, screen, recruit and maintain a sufficient number of or any subjects in its existing and anticipated studies or clinical trials of ORX750, ORX142, ORX489 and other OX2R agonist molecules; its expectations on executing its research and clinical development plans and the timing thereof; its expectations as to the potential results and impact of each of its clinical programs and trials; the Company’s ability to differentiate ORX750, ORX142, ORX489 and other OX2R agonist molecules from other treatment options, including those being developed by competitors; the development, design and therapeutic potential of ORX750, ORX142, ORX489 and other OX2R agonist molecules, including the potential for ORX750 to be a best-in-class OX2R agonist for the treatment of NT1, NT2 and IH, and potentially the first OX2R agonist to treat NT2 and IH; and regulatory matters, including the timing and likelihood of success of obtaining regulatory clearance, obtaining authorizations to initiate or continue clinical trials. Any forward-looking statements in this press release are based on our current expectations, estimates, assumptions and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the safety and tolerability profile of our product candidates; our ability to identify, screen and recruit a sufficient number of or any subjects in our existing and anticipated new studies or clinical trials of ORX750, ORX142, ORX489 or within anticipated timelines; our expectations relating to the clinical trials of ORX750 and ORX142, including the predicted timing of enrollment, the predicted efficacious doses of ORX750 and ORX142 and our ability to successfully conduct our clinical development of ORX750 and ORX142, our ability to protect and maintain our intellectual property position; business (including commercial viability), regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company; risks inherent in developing product candidates and technologies; future results from our ongoing and planned clinical trials; our ability to obtain adequate financing, including through our financing facility with Oxford Finance, to fund our planned clinical trials and other expenses; trends in the industry; the legal and regulatory framework for the industry, including the receipt and maintenance of clearances to conduct or continue clinical testing; our operating costs and use of cash, including cash runway, cost of development activities and conducting clinical trials, future expenditures risks; the risk that any one or more of our product candidates will not be successfully developed and/or commercialized; the risk that the historical results of preclinical studies or clinical studies will not be predictive of future results in ongoing or future studies; economic risks to the United States and United Kingdom banking systems; and geo-political risks such as the Russia-Ukraine war or the Middle East conflicts or trade wars and impact of imposition of tariffs. These and other risks concerning our programs and operations are described in additional detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our other reports, which are on file with the U.S. Securities and Exchange Commission (SEC). We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.

Contact:

Kristen K. Sheppard, Esq.

SVP of Investor Relations